The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement      SUBJECT TO COMPLETION      December 10, 2008

Pricing Supplement dated December _, 2008
(To the Prospectus dated January 5,2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated December 10, 2008)

================================================================================

[RBC LOGO]                                          $

                                           Royal Bank of Canada
                                Senior Global Medium-Term Notes, Series C
                                    Buffered Reverse Convertible Notes

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated December 10, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to eighteen (18) separate Buffered Reverse Convertible Notes ("RevCons") offerings. Each Buffered RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". The Notes have a duration of three months ("Three Month Notes"). If you wish to participate in more than one Buffered RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 December 29, 2008

Issuance Date:                December 31, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

Coupon Payment Date (s):      The coupon will be paid on the last business day
                              of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.

Valuation Date:               March 27, 2009

Maturity Date:                March 31, 2009

Automatic Call Provisions:    Not Applicable

Buffer Price:                 The Buffer Level times the Initial Reference Stock
                              Price.

Buffer Level:                 For each Reference Stock, expressed as a
                              percentage of the Initial Reference Stock Price as specified below.

Buffer Amount:                An amount equal to one minus the Buffer Level

Reference Stock:

No.     Principal  Reference Stock                  Ticker   Coupon   Strike   Buffer    Term       CUSIP
---     ---------  ---------------                  ------   ------   ------   ------    ----       -----
         Amount                                               Rate    Price    Level
         ------                                               ----    -----    -----
 1091      $       Apple Inc.                        AAPL    12.00%    $[ ]    80.00%  3 month    78008GWY4

 1092      $       Archer-Daniels-Midland Company    ADM     13.25%    $[ ]    80.00%  3 month    78008GWX6

 1093      $       CA Inc.                            CA     11.75%    $[ ]    80.00%  3 month    78008GWT5

 1094      $       Caterpillar Inc.                  CAT     12.25%    $[ ]    80.00%  3 month    78008GWZ1

 1095      $       The Walt Disney Company           DIS     10.00%    $[ ]    80.00%  3 month    78008GXF4

 1096      $       Devon Energy Corporation          DVN     14.00%    $[ ]    80.00%  3 month    78008GWU2

 1097      $       General Electric Company           GE     13.00%    $[ ]    80.00%  3 month    78008GXA5

 1098      $       The Home Depot, Inc.               HD     12.00%    $[ ]    80.00%  3 month    78008GXB3

 1099      $       Intel Corporation                 INTC    11.00%    $[ ]    80.00%  3 month    78008GXC1

 1100      $       Monsanto Company                  MON     14.25%    $[ ]    80.00%  3 month    78008GWV0

 1101      $       Microsoft Corporation             MSFT    10.00%    $[ ]    80.00%  3 month    78008GXD9

 1102      $       Nucor Corporation                 NUE     15.00%    $[ ]    80.00%  3 month    78008GWW8

 1103      $       U.S. Bancorp                      USB     12.15%    $[ ]    80.00%  3 month    78008GWS7

 1104      $       United Technologies Corporation   UTX     10.00%    $[ ]    80.00%  3 month    78008GXE7

 1105      $       EMCOR Group, Inc.                 EME     13.25%    $[ ]    80.00%  3 month    78008GXG2

 1106      $       Fluor Corporation                 FLR     13.85%    $[ ]    80.00%  3 month    78008GXH0

 1107      $       Fastenal Company                  FAST    14.25%    $[ ]    80.00%  3 month    78008GXJ6

 1108      $       Quanta Services, Inc.             PWR     13.85%    $[ ]    80.00%  3 month    78008GXK3

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  Payment at maturity will be based on the
to maturity):                 performance of the Reference Stock specified
                              above. For each $1,000 principal amount of the notes, you will receive $1,000 plus any accrued and unpaid interest at maturity unless the Final
                              Share Price is less than the Buffer Price.

                              If the Final Share Price is less than the Buffer Price then, at maturity you will receive, instead of the principal amount of the notes, the number of shares of the Reference Stock equal to the Physical Delivery Amount, as calculated below, plus an amount in cash equal to the principal amount times the Buffer Amount, or, at our election, the Cash Delivery Amount, as calculated below, plus an amount in cash equal to the principal amount times the Buffer Amount. You will also receive at maturity any accrued and unpaid interest. If we deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              The market value of the Physical Delivery Amount or the Cash Delivery Amount, plus an amount in cash equal to the principal amount times the Buffer Amount will be less than the principal amount of the notes. Of your principal amount, you could lose up to an amount equal to the principal amount multiplied by the Buffer Level.

                              The Notes do not guarantee any return of your principal amount at maturity. Instead, the return at maturity is based on the Final Share Price.

Monitoring Method:            Close of Trading Day

Monitoring Period:            Valuation Date

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Cash Delivery Amount:         For each $1,000 principal amount, the amount in
                              cash equal to the cash value of the Reference
                              Stock equal to the Physical Delivery Amount. The
                              Cash Delivery Amount shall equal the product of the Physical Delivery Amount, as calculated above, multiplied by the Final Reference Stock Price.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to buffered reverse convertible notes dated December 10, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated December 10, 2008 and "Selected Risk Considerations" in this pricing supplement.


The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.


The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is__%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.



The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.



                                                                                Proceeds to Royal Bank of
                           Price to Public           Agent's Commission                  Canada
                           ---------------           ------------------                  ------



                         RBC Capital Markets Corporation
                                December _, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated December 10, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated December 10, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated December 10, 2008:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465908002658/
     0001214659-08-002658.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different

Assumptions:
o Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
o No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Initial Price: $100
Buffer Level: 80%
Buffer Price: $80.00
Buffer Amount: 20%
Physical Delivery Amount as calculated by the following formula: 10 x ($1,000 / Initial Share Price) Cash payment: $200 ($1,000 x (100% - Buffer Level))


--------------------------------------------------------------------------------

    Hypothetical           Hypothetical               Hypothetical
     Change in              Payment at             Payment at Maturity
  Share Price (as           Maturity               -------------------
   a % of Initial          (as a % of
    Share Price)            Principal)        # of Shares       Cash Payment
--------------------------------------------------------------------------------
        100%                   100%               None            $1,000

         80%                   100%               None            $1,000

         60%                   100%               None            $1,000

         40%                   100%               None            $1,000

         20%                   100%               None            $1,000

          0%                   100%               None            $1,000

         -5%                   100%               None            $1,000

        -10%                   100%               None            $1,000

        -15%                   100%               None            $1,000

        -20%                   100%               None            $1,000
--------------------------------------------------------------------------------
        -25%                    -5%                10              $200

        -30%                   -10%                10              $200

        -35%                   -15%                10              $200

        -40%                   -20%                10              $200

        -45%                   -25%                10              $200

        -50%                   -30%                10              $200

       -100%                   -80%                10              $200
--------------------------------------------------------------------------------



The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated December 10, 2008.

Certain U.S. Federal Income Tax Considerations:

      o RevCon 78008GWY4 (AAPL): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GWX6 (ADM): [ ]% of each stated interest payment (13.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GWT5 (CA): [ ]% of each stated interest payment (11.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GWZ1 (CAT): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXF4 (DIS): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GWU2 (DVN): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXA5 (GE): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXB3 (HD): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXC1 (INTC): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GWV0 (MON): [ ]% of each stated interest payment (14.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXD9 (MSFT): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GWW8 (NUE): [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GWS7 (USB): [ ]% of each stated interest payment (12.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXE7 (UTX): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXG2 (EME): [ ]% of each stated interest payment (13.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXH0 (FLR): [ ]% of each stated interest payment (13.85% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXJ6 (FAST): [ ]% of each stated interest payment (14.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXK3 (PWR): [ ]% of each stated interest payment (13.85% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated December 10, 2008.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated December 10, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated December 10, 2008, you should consider the following:

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated December 10, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated December 10, 2008.

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o Limited Protection Against Loss --You will receive the full principal amount of your investment at maturity only if the Final Reference Stock Price does not close below the Buffer Price. Your investment will be fully exposed to any decline in the value of the Reference Stock beyond the Buffer Level. You may lose an amount equal to your principal amount multiplied by the Buffer Level if the Final Reference Stock Price of the Reference Stock declines below the Buffer Price.

o Return Limited to Coupon--Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the Reference Stock.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, , and digital content through the iTunes Store. It sells to consumer, small and mid-sized business (SMB), education, enterprise, government, and creative customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o Archer Daniels Midland Company is engaged in procuring, transporting, storing, processing, and merchandising agricultural commodities and products. The Company is a processor of oilseeds, corn, wheat, cocoa, and other feedstuffs, and is a manufacturer of soybean oil and protein meal, corn sweeteners, flour, biodiesel, ethanol, and other food and feed ingredients. The Company's operations are classified into three business segments: Oilseeds Processing, Corn Processing and Agricultural Services. The Company's remaining operations are aggregated and classified as Other. In August 2008, the French malting group Malteurop bought the malting division of Archer Daniels Midland Company. Malteurop is controlled by the French farm cooperative group Champagne Cereales and ADM Malting.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00044

     o    CA, Inc. (CA) is an independent provider of information technology
          (IT) management software. The Company designs, develops, markets, licenses and supports IT management software products that operate on a range of hardware platforms and operating systems. The Company helps customers govern, manage and secure their entire IT operation, all of the people, information, processes, systems, networks, applications and databases from a Web service to the mainframe, regardless of the hardware or software they are using. It licenses its products worldwide, principally to IT service providers, financial services companies, governmental agencies, retailers, manufacturers, educational institutions and healthcare institutions. CA offers its software products and solutions directly to its customers through its direct sales force and indirectly through global systems integrators, value-added partners, original equipment manufacturers and distribution partners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09247

     o    Caterpillar Inc. operates in three principal lines of business:
          Machinery, Engines and Financial Products. Machinery deals with the design, manufacture, marketing and sales of construction, mining and forestry machinery. Engines business deals with the design, manufacture, marketing and sales of engines. Financial Products, consists primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. In April 2007, the Company acquired Eurenov S.A.S. In November 2007, it announced the acquisition of the assets of the Blount Forestry Division and assumed product design, development and manufacturing responsibilities. In April 2008, Satyam Computer Services Limited acquired Caterpillar's market research and customer analytics operations.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o The Walt Disney Company, together with its subsidiaries, is a global entertainment company. The business segments of the Company are Media Networks, Parks and Resorts, Studio Entertainment, and Consumer Products. The Media Networks segment consists of domestic broadcast television network, television production and distribution operations, domestic television stations, cable networks, domestic broadcast radio networks and stations, and Internet and mobile operations. The Studio Entertainment segment produces and acquires live-action and animated motion pictures, direct-to-video programming, musical recordings and live stage plays. The Consumer Products segment engages with licensees, manufacturers, publishers and retailers globally to design, develop, publish, promote and sell a range of products based on Disney characters. During the fiscal year ended September 27, 2008 (fiscal
          2008), the Company completed the acquisition of UTV Software Communications Limited.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11605

     o Devon Energy Corporation (Devon) is an independent energy company engaged primarily in oil and gas exploration, development and production, the acquisition of producing properties, the transportation of oil, gas and natural gas liquids and the processing of natural gas. Devon owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. The Company also owns properties in West Africa. In addition to its oil and gas operations, Devon has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and natural gas liquids (NGLs), and constructing and operating pipelines, storage and treating facilities and gas processing plants. In October 2007, the Company completed the sale of its operations in Egypt. In June 2008, the Company announced the completion of the sale of its oil and gas business in Equatorial Guinea.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32318

     o General Electric Company (GE) is a diversified technology, media and financial services company. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and industrial products, it serves customers in more than 100 countries. In July 2008, the Company announced the organization of its business into four segments: GE Technology Infrastructure, GE energy infrastructure, GE Capital and Corporate Treasury and NBC Universal.In April 2008, GE Healthcare completed the acquisition of Whatman plc.In August 2008, GE Capital announced the completion of its acquisition of most of CitiCapital, Citigroup's North American commercial leasing and commercial equipment finance business. In September 2008, the Company sold its Japanese consumer finance business to Shinsei Bank.In October 2008, the Company's GE Healthcare unit acquired Vital Signs, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o The Home Depot, Inc. is a home improvement retailer. The Company, together with its subsidiaries, operates The Home Depot stores, which are full-service, warehouse-style stores. The Home Depot stores sell an assortment of building materials, home improvement, and lawn and garden products, which are sold to do-it-yourself customers, do-it-for-me customers and professional customers. In addition, the Company operates EXPO Design Center stores (EXPO), which offer products and services primarily related to design and renovation projects. As of February 3, 2008, the Company operated 2,234 stores in total, which included 1,950 The Home Depot stores, 34 EXPO stores, five Yardbirds stores and two THD Design Center stores in the United States (including the territories of Puerto Rico, the Virgin Islands and Guam), 165 The Home Depot stores in Canada, 66 The Home Depot stores in Mexico and 12 The Home Depot stores in China. On August 30, 2007, the Company completed the sale of HD Supply.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08207

     o Intel Corporation is a semiconductor chip maker, developing advanced integrated digital technology products, primarily integrated circuits, for industries, such as computing and communications. The Company's products include chips, boards and other semiconductor products that are the building blocks integral to computers, servers, consumer electronics and handheld devices, and networking and communications products. Its primary component-level products include microprocessors, chipsets and flash memory. The Company offers products at various levels of integration, allowing its customers the capability to create advanced computing and communications systems and products. As of December 29, 2007, the Company's operating segments included the Digital Enterprise Group (DEG), Mobility Group, NAND Products Group, Flash Memory Group, Digital Home Group, Digital Health Group and Software Solutions Group.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-06217

     o Monsanto Company (Monsanto) along with its subsidiaries, is a global provider of agricultural products for farmers. The Company's seeds, biotechnology trait products, and herbicides provide farmers with solutions to produce foods for consumers and feed for animals. It has two segments: Seeds and Genomics, and Agricultural Productivity. In October 2008, the Company consummated the sale of its dairy business. In September 2007, Monsanto acquired Agroeste Sementes, a Brazilian corn seed company. Agroeste focuses on hybrid corn seed production and serves farmers throughout Brazil. In June 2008, it acquired De Ruiter and a related company. De Ruiter is a protected-culture vegetable seeds company based in the Netherlands with operations worldwide. In July 2008, the Company acquired Marmot, S.A., which operates Cristiani, a seed company. In December 2008, Monsanto acquired Aly Participacoes Ltda., which operates the sugarcane breeding and technology companies, CanaVialis S.A. and Alellyx S.A.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16167

     o Microsoft Corporation develops, manufactures, licenses and supports a range of software products for computing devices. The Company's software products include operating systems for servers, personal computers and intelligent devices, server applications for distributed computing environments, information worker productivity applications, business solution applications, high-performance computing applications and software development tools and video games. It provides consulting and product support services, and trains and certifies computer system integrators and developers. Microsoft Corporation sells the Xbox 360 video game console and games, the Zune digital music and entertainment device, PC games, and peripherals. The Company has five segments: Client, Server and Tools, the Online Services Business, the Microsoft Business Division, and the Entertainment and Devices Division.In June 2008, the Company acquired Navic Networks. In September 2008, it acquired DATAllegro Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-14278

     o Nucor Corporation is engaged in the manufacture and sale of steel and steel products. The Company operates in two business segments: steel mills and steel products. Principal products from the steel mills segment include hot-rolled steel and cold-rolled steel. Steel mills segment's hot-rolled steel products include angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate. Principal products from the steel products segment include steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. In March 2008, Nucor Corporation completed the acquisition of SHV North America Corporation, which owns 100% of The David J. Joseph Company (DJJ) and related affiliates. In April 2008, Nucor Corporation completed the acquisition of substantially all the assets of Metal Recycling Services Inc. MRS will operate under the name, Metal Recycling Services, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04119

     o U.S. Bancorp and its subsidiaries is a multi-state financial services holding company. The Company provides financial services, including lending and depository services in 24 states. It provides credit card, merchant, and automated teller machine (ATM) processing, mortgage banking, insurance, trust and investment management, brokerage, and leasing activities in domestic markets. The Company's segments include Wholesale Banking, Consumer Banking, Wealth Management & Securities Services, Payment Services, and Treasury and Corporate Support. The banking subsidiaries are engaged in the general banking business in domestic markets. The non-banking subsidiaries offer investment and insurance products to customers and mutual fund processing services to a range of mutual funds. In November 2008, U.S. Bancorp announced that U.S. Bank National Association has acquired the banking operations of Downey Savings & Loan Association, F.A. and PFF Bank & Trust.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06880

     o United Technologies Corporation (UTC) provides high-technology products and services to the building systems and aerospace industries. It has six segments: Otis, Carrier, UTC Fire & Security (UTC F&S), Pratt & Whitney, Hamilton Sundstrand and Sikorsky. Otis includes elevators, escalators, moving walkways and services. Carrier includes heating, ventilating, air conditioning and refrigeration systems and equipment, and food service equipment. UTC F&S offers electronic security, fire detection and suppression, monitoring and response systems and services, and security personnel services. Pratt & Whitney includes military aircraft engines, parts and services, industrial gas turbines and space propulsion. Hamilton Sundstrand includes aerospace products and aftermarket services. Sikorsky offers military and commercial helicopters, aftermarket helicopter, and aircraft parts and services. In March 2007, Sikorsky Aircraft acquired aircraft maker, PZL Mielec, from the Polish Government.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00812

     o EMCOR Group, Inc. operates as an electrical and mechanical construction and facilities services firm in the United States, Canada, the United Kingdom and worldwide. It specializes in providing construction services relating to electrical and mechanical systems in facilities of all types and in providing services for the operation, maintenance and management of all aspects of such facilities. It designs, integrates, installs, operates and maintains various electrical and mechanical systems; premises electrical and lighting systems; low-voltage systems, such as fire alarm, security and process control systems; voice and data communications systems; roadway and transit lighting, and fiber optic lines; heating, ventilation, air conditioning, refrigeration and clean-room process ventilation systems; plumbing, process and high-purity piping systems; water and wastewater treatment systems, and central plant heating and cooling systems. In November 2008, the Company acquired MOR PPM, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08267

     o Fluor Corporation (Fluor), incorporated on September 11, 2000, is a holding company that, through its subsidiaries, provides engineering, procurement and construction management (EPCM) and project management services. Fluor serves a number of industries worldwide, including oil and gas, chemical and petrochemicals, transportation, mining and metals, power, life sciences and manufacturing. Fluor is also a primary service provider to the United States Federal Government. It performs operations and maintenance activities for major industrial clients, and also operates and maintains their equipment fleet. The Company is aligned into five principal operating segments: Oil and Gas, Industrial and Infrastructure, Government, Global Services and Power. In November 2008,Fluor announced that it acquired UNEC Engineering N.V.and Europea de Ingenieria y Asesoramiento.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16129

     o Fastenal Company (Fastenal) sells industrial and construction supplies in a wholesale and retail fashion. As of December 31, 2007, the Company had 2,160 store locations located in 50 states, Puerto Rico, Canada, Mexico, Singapore, China and the Netherlands. The Company operated 13 distribution centers in North America as of December 31, 2007, from which the Company distributed products to its store locations. Fastenal's offerings are grouped into 10 product lines: fasteners; tools and equipment; cutting tools and abrasives; hydraulics, pneumatics, plumbing, and heating, ventilating and air conditioning (HVAC); material handling, storage and packaging; janitorial supplies, chemicals and paints; electrical supplies; welding supplies; safety supplies, and metals, alloys and materials.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-16125

     o Quanta Services, Inc. (Quanta) is a provider of specialty contracting services, offering end-to-end network solutions to the electric power, gas, telecommunications, cable television and specialty services industries. In the Company's consolidated revenues during the year ended December 31, 2007, 57% was attributable to electric power work, 14% to gas work, 17% to telecommunications and cable television work and 12% to ancillary services, such as inside electrical wiring, intelligent traffic networks, fueling systems, cable and control systems for light rail lines, airports and highways and specialty rock trenching, directional boring and road milling for industrial and commercial customers. In August 2007, Quanta completed the acquisition of InfraSource Services, Inc. As a result, InfraSource Services, Inc. became a wholly owned subsidiary of Quanta.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13831

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four quarters of 2005, 2006 and 2007, the first, second and third quarters of 2008, as well as for the period from October 1, 2008 through December 9, 2008. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                Apple Inc (AAPL)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
  01/01/2005         03/31/2005              45.44                      31.3                       41.67
  04/01/2005         06/30/2005              44.45                      33.11                      36.81
  07/01/2005         09/30/2005              54.56                      36.29                      53.61
  10/01/2005         12/30/2005              75.46                      47.87                      71.89

  01/01/2006         03/31/2006              86.4                       57.67                      62.72
  04/01/2006         06/30/2006              73.8                       55.41                      57.27
  07/01/2006         09/29/2006              77.78                      50.16                      76.98
  09/30/2006         12/29/2006              93.159                     72.6                       84.84

  01/01/2007         03/30/2007              97.8                       81.9                       92.91
  03/31/2007         06/29/2007             127.61                      89.6                      122.04
  06/30/2007         09/28/2007             155                        111.62                     153.47
  09/29/2007         12/31/2007             202.96                     150.63                     198.08

  01/01/2008         03/31/2008             200.26                     115.44                     143.5
  04/01/2008         06/30/2008             192.24                     143.61                     167.44
  07/01/2008         09/30/2008             180.91                     100.59                     113.66
  10/01/2008         12/09/2008             116.4                       79.14                     100.6


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Archer-Daniels-Midland Co (ADM)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
  01/01/2005         03/31/2005              25.37                      21.35                      24.58
  04/01/2005         06/30/2005              25.3                       17.5                       21.38
  07/01/2005         09/30/2005              24.75                      19.75                      24.66
  10/01/2005         12/30/2005              25.55                      23                         24.66

  01/01/2006         03/31/2006              35.5                       24.05                      33.65
  04/01/2006         06/30/2006              46.71                      34.6                       41.28
  07/01/2006         09/29/2006              45.05                      36.44                      37.88
  09/30/2006         12/29/2006              40                         31.2                       31.96

  01/01/2007         03/30/2007              37.84                      30.2                       36.7
  03/31/2007         06/29/2007              39.65                      32.05                      33.09
  06/30/2007         09/28/2007              37.02                      31.28                      33.08
  09/29/2007         12/31/2007              47.33                      32.43                      46.43

  01/01/2008         03/31/2008              47.18                      38.11                      41.16
  04/01/2008         06/30/2008              48.95                      31.65                      33.75
  07/01/2008         09/30/2008              33.91                      19.7                       21.91
  10/01/2008         12/09/2008              27.89                      13.53                      27.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   CA Inc (CA)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
  01/01/2005         03/31/2005              31.35                      26.25                      27.1
  04/01/2005         06/30/2005              29.47                      26.55                      27.48
  07/01/2005         09/30/2005              29.59                      26.04                      27.81
  10/01/2005         12/30/2005              29.71                      26.14                      28.19

  01/01/2006         03/31/2006              29.5                       26.58                      27.21
  04/01/2006         06/30/2006              27.34                      19.69                      20.55
  07/01/2006         09/29/2006              24.46                      18.97                      23.69
  09/30/2006         12/29/2006              25.49                      21.29                      22.65

  01/01/2007         03/30/2007              27.46                      22.98                      25.91
  03/31/2007         06/29/2007              28.46                      24.72                      25.83
  06/30/2007         09/28/2007              26.98                      22.86                      25.72
  09/29/2007         12/31/2007              28.11                      24.02                      24.95

  01/01/2008         03/31/2008              26.62                      20.21                      22.5
  04/01/2008         06/30/2008              26.68                      21.54                      23.09
  07/01/2008         09/30/2008              24.67                      18.3089                    19.96
  10/01/2008         12/09/2008              20.99                      12                         16.86


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Caterpillar Inc (CAT)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
  01/01/2005         03/31/2005              49.98                      43.2                       45.72
  04/01/2005         06/30/2005              51.49                      41.305                     47.655
  07/01/2005         09/30/2005              59.88                      47.425                     58.75
  10/01/2005         12/30/2005              59.84                      48.25                      57.77

  01/01/2006         03/31/2006              77.21                      57.05                      71.81
  04/01/2006         06/30/2006              82.03                      64.41                      74.48
  07/01/2006         09/29/2006              75.43                      62.09                      65.8
  09/30/2006         12/29/2006              70.92                      58.82                      61.33

  01/01/2007         03/30/2007              68.43                      57.98                      67.03
  03/31/2007         06/29/2007              82.89                      65.86                      78.3
  06/30/2007         09/28/2007              87                         70.59                      78.43
  09/29/2007         12/31/2007              82.74                      67                         72.56

  01/01/2008         03/31/2008              78.63                      59.6                       78.29
  04/01/2008         06/30/2008              85.96                      72.56                      73.82
  07/01/2008         09/30/2008              75.87                      58.11                      59.6
  10/01/2008         12/09/2008              59.03                      31.95                      42.38


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Walt Disney Co/The (DIS)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
  01/01/2005         03/31/2005             29.5913                    26.6914                    28.348
  04/01/2005         06/30/2005             28.6144                    24.786                     24.8452
  07/01/2005         09/30/2005             26.1477                    22.5955                    23.8092
  10/01/2005         12/30/2005             25.8418                    22.5857                    23.6513

  01/01/2006         03/31/2006             28.4664                    23.454                     27.5192
  04/01/2006         06/30/2006             30.6174                    26.3944                    29.6011
  07/01/2006         09/29/2006             31.0417                    27.7757                    30.499
  09/30/2006         12/29/2006             34.4261                    29.9958                    33.8144

  01/01/2007         03/30/2007             35.6102                    32.2159                    33.9722
  03/31/2007         06/29/2007             36.3009                    33                         34.14
  06/30/2007         09/28/2007             35.38                      31.25                      34.39
  09/29/2007         12/31/2007             35.69                      30.68                      32.28

  01/01/2008         03/31/2008             33.23                      26.3                       31.38
  04/01/2008         06/30/2008             35.02                      29.57                      31.2
  07/01/2008         09/30/2008             34.85                      28.55                      30.69
  10/01/2008         12/09/2008             31.06                      18.6                       23.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Devon Energy Corp (DVN)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
  01/01/2005         03/31/2005              49.42                      36.48                      47.75
  04/01/2005         06/30/2005              52.31                      40.6                       50.68
  07/01/2005         09/30/2005              70.35                      50.75                      68.64
  10/01/2005         12/30/2005              69.79                      54.01                      62.54

  01/01/2006         03/31/2006              69.97                      55.3                       61.17
  04/01/2006         06/30/2006              65.25                      48.94                      60.41
  07/01/2006         09/29/2006              74.75                      57.19                      63.15
  09/30/2006         12/29/2006              74.49                      58.55                      67.08

  01/01/2007         03/30/2007              71.24                      62.8                       69.22
  03/31/2007         06/29/2007              83.92                      69.3                       78.29
  06/30/2007         09/28/2007              85.2                       69.01                      83.2
  09/29/2007         12/31/2007              94.75                      80.05                      88.91

  01/01/2008         03/31/2008             108.13                      74.56                     104.33
  04/01/2008         06/30/2008             127.16                     101.31                     120.16
  07/01/2008         09/30/2008             127.43                      82.1                       91.2
  10/01/2008         12/09/2008              91.69                      54.4                       66.24


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             General Electric Co (GE)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
  01/01/2005         03/31/2005              36.89                      34.95                      36.06
  04/01/2005         06/30/2005              37.34                      34.15                      34.65
  07/01/2005         09/30/2005              35.78                      32.85                      33.67
  10/01/2005         12/30/2005              36.34                      32.67                      35.05

  01/01/2006         03/31/2006              35.63                      32.21                      34.78
  04/01/2006         06/30/2006              35.24                      32.78                      32.96
  07/01/2006         09/29/2006              35.65                      32.06                      35.3
  09/30/2006         12/29/2006              38.49                      34.62                      37.21

  01/01/2007         03/30/2007              38.28                      33.9                       35.36
  03/31/2007         06/29/2007              39.77                      34.55                      38.28
  06/30/2007         09/28/2007              42.07                      36.2                       41.4
  09/29/2007         12/31/2007              42.15                      36.07                      37.07

  01/01/2008         03/31/2008              37.742                     31.65                      37.01
  04/01/2008         06/30/2008              38.52                      26.15                      26.69
  07/01/2008         09/30/2008              30.39                      22.16                      25.5
  10/01/2008         12/09/2008              25.75                      12.58                      17.78


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Home Depot Inc (HD)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
  01/01/2005         03/31/2005              43.27                      37.44                      38.24
  04/01/2005         06/30/2005              40.93                      34.56                      38.9
  07/01/2005         09/30/2005              43.98                      37.144                     38.14
  10/01/2005         12/30/2005              43.3                       37.48                      40.48

  01/01/2006         03/31/2006              43.95                      38.5                       42.3
  04/01/2006         06/30/2006              42.93                      35.63                      35.79
  07/01/2006         09/29/2006              37.65                      32.85                      36.27
  09/30/2006         12/29/2006              40.37                      35.55                      40.16

  01/01/2007         03/30/2007              42.01                      36.35                      36.74
  03/31/2007         06/29/2007              41.19                      36.6                       39.35
  06/30/2007         09/28/2007              41.01                      31.85                      32.44
  09/29/2007         12/31/2007              34.55                      25.57                      26.94

  01/01/2008         03/31/2008              31.08                      23.77                      27.97
  04/01/2008         06/30/2008              30.5                       23.32                      23.42
  07/01/2008         09/30/2008              30.74                      20.76                      25.89
  10/01/2008         12/09/2008              26.09                      17.05                      23.20


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Intel Corp (INTC)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
  01/01/2005         03/31/2005              25.47                      21.89                      23.23
  04/01/2005         06/30/2005              28                         21.94                      26.02
  07/01/2005         09/30/2005              28.84                      23.8                       24.65
  10/01/2005         12/30/2005              27.4901                    22.53                      24.96

  01/01/2006         03/31/2006              26.63                      19.31                      19.46
  04/01/2006         06/30/2006              20.27                      16.75                      19
  07/01/2006         09/29/2006              20.95                      16.84                      20.57
  09/30/2006         12/29/2006              22.5                       20.03                      20.25

  01/01/2007         03/30/2007              22.3                       18.75                      19.13
  03/31/2007         06/29/2007              24.45                      19.03                      23.7399
  06/30/2007         09/28/2007              26.52                      22.09                      25.86
  09/29/2007         12/31/2007              27.99                      24.32                      26.66

  01/01/2008         03/31/2008              26.34                      18.05                      21.18
  04/01/2008         06/30/2008              25.29                      20.5                       21.48
  07/01/2008         09/30/2008              24.75                      17.2689                    18.73
  10/01/2008         12/09/2008              18.69                      12.06                      14.3


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Monsanto Co (MON)
                                (Oct-00 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
  01/01/2005         03/31/2005              32.51                      25                         32.25
  04/01/2005         06/30/2005              34.4                       27.755                     31.435
  07/01/2005         09/30/2005              34.615                     27.8                       31.375
  10/01/2005         12/30/2005              39.925                     28.19                      38.765

  01/01/2006         03/31/2006              44.18                      39.095                     42.375
  04/01/2006         06/30/2006              44.88                      37.905                     42.095
  07/01/2006         09/29/2006              48.45                      40.925                     47.01
  09/30/2006         12/29/2006              53.49                      42.75                      52.53

  01/01/2007         03/30/2007              57.08                      49.1                       54.96
  03/31/2007         06/29/2007              68.81                      54.34                      67.54
  06/30/2007         09/28/2007              86.9                       58.5                       85.74
  09/29/2007         12/31/2007             116.25                      82.51                     111.69

  01/01/2008         03/31/2008             129.28                      90.5                      111.5
  04/01/2008         06/30/2008             145.8                      104.6                      126.44
  07/01/2008         09/30/2008             126.91                      92.67                      98.98
  10/01/2008         12/09/2008             100.69                      63.47                      81.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Microsoft Corp (MSFT)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
  01/01/2005         03/31/2005              27.1                       23.82                      24.17
  04/01/2005         06/30/2005              26.09                      23.94                      24.84
  07/01/2005         09/30/2005              27.94                      24.5                       25.73
  10/01/2005         12/30/2005              28.25                      24.25                      26.15

  01/01/2006         03/31/2006              28.38                      26.1                       27.21
  04/01/2006         06/30/2006              27.941                     21.4599                    23.3
  07/01/2006         09/29/2006              27.52                      22.23                      27.35
  09/30/2006         12/29/2006              30.26                      27.15                      29.86

  01/01/2007         03/30/2007              31.48                      26.6                       27.87
  03/31/2007         06/29/2007              31.16                      27.56                      29.47
  06/30/2007         09/28/2007              31.84                      27.51                      29.46
  09/29/2007         12/31/2007              37.5                       29.29                      35.6

  01/01/2008         03/31/2008              35.96                      26.87                      28.38
  04/01/2008         06/30/2008              32.1                       27.11                      27.51
  07/01/2008         09/30/2008              28.5                       23.5                       26.69
  10/01/2008         12/09/2008              27.47                      17.5                       20.6


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Nucor Corp (NUE)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
  01/01/2005         03/31/2005             29.8132                    21.4056                    26.2962
  04/01/2005         06/30/2005             27.1139                    20.9218                    20.9539
  07/01/2005         09/30/2005             28.2019                    21.009                     27.2116
  10/01/2005         12/30/2005             32.3873                    23.9087                    31.0079

  01/01/2006         03/31/2006             51.2772                    31.2635                    48.9367
  04/01/2006         06/30/2006             56.3199                    41.843                     51.1612
  07/01/2006         09/29/2006             52.755                     42.5511                    47.1488
  09/30/2006         12/29/2006             64.3544                    45.2529                    52.5473

  01/01/2007         03/30/2007             64.7589                    51.1437                    63.0927
  03/31/2007         06/29/2007             67.7426                    54.7868                    57.3078
  06/30/2007         09/28/2007             63.2682                    40.6675                    58.6004
  09/29/2007         12/31/2007             64.02                      49.3773                    58.6484

  01/01/2008         03/31/2008             74.9396                    47.2594                    67.2708
  04/01/2008         06/30/2008             82.9812                    65.4336                    74.3454
  07/01/2008         09/30/2008             73.5688                    35.48                      39.5
  10/01/2008         12/09/2008             44.31                      25.25                      40.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                US Bancorp (USB)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
  01/01/2005         03/31/2005              31.36                      28.17                      28.82
  04/01/2005         06/30/2005              29.91                      26.8                       29.2
  07/01/2005         09/30/2005              30.91                      27.77                      28.08
  10/01/2005         12/30/2005              31.21                      27.32                      29.89

  01/01/2006         03/31/2006              31.31                      28.99                      30.5
  04/01/2006         06/30/2006              31.89                      30.17                      30.88
  07/01/2006         09/29/2006              33.42                      30.54                      33.22
  09/30/2006         12/29/2006              36.85                      32.96                      36.19

  01/01/2007         03/30/2007              36.84                      34.4                       34.97
  03/31/2007         06/29/2007              35.18                      32.74                      32.95
  06/30/2007         09/28/2007              34.17                      29.09                      32.53
  09/29/2007         12/31/2007              34.25                      30.21                      31.74

  01/01/2008         03/31/2008              35.01                      27.86                      32.36
  04/01/2008         06/30/2008              35.25                      27.78                      27.89
  07/01/2008         09/30/2008              42.23                      20.57                      36.02
  10/01/2008         12/09/2008              37.31                      20.22                      28.1


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         United Technologies Corp (UTX)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
  01/01/2005         03/31/2005              52.35                      49.025                     50.83
  04/01/2005         06/30/2005              54.065                     48.425                     51.35
  07/01/2005         09/30/2005              52.6                       49.2                       51.84
  10/01/2005         12/30/2005              58.89                      49.29                      55.91

  01/01/2006         03/31/2006              59.94                      54.2                       57.97
  04/01/2006         06/30/2006              66.39                      56.58                      63.42
  07/01/2006         09/29/2006              64.74                      57.45                      63.35
  09/30/2006         12/29/2006              67.47                      61.8                       62.52

  01/01/2007         03/30/2007              69.49                      61.85                      65
  03/31/2007         06/29/2007              72.64                      63.65                      70.93
  06/30/2007         09/28/2007              80.98                      69                         80.48
  09/29/2007         12/31/2007              82.5                       72.6                       76.54

  01/01/2008         03/31/2008              77.14                      65.2                       68.82
  04/01/2008         06/30/2008              75.86                      60.51                      61.7
  07/01/2008         09/30/2008              68                         56.15                      60.06
  10/01/2008         12/09/2008              59.96                      41.76                      47.97


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              EMCOR Group Inc (EME)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
  01/01/2005         03/31/2005              12.475                     10.45                      11.705
  04/01/2005         06/30/2005              12.7475                    10.88                      12.225
  07/01/2005         09/30/2005              14.88                      12.075                     14.825
  10/01/2005         12/30/2005              18.07                      13.99                      16.8825

  01/01/2006         03/31/2006              24.98                      16.875                     24.83
  04/01/2006         06/30/2006              26.325                     21.11                      24.335
  07/01/2006         09/29/2006              28.85                      21.33                      27.42
  09/30/2006         12/29/2006              31.945                     26.63                      28.425

  01/01/2007         03/30/2007              31.845                     27.28                      29.49
  03/31/2007         06/29/2007              37.665                     28.6                       36.45
  06/30/2007         09/28/2007              38.69                      27.1                       31.36
  09/29/2007         12/31/2007              35.21                      23.29                      23.63

  01/01/2008         03/31/2008              25.88                      18.25                      22.21
  04/01/2008         06/30/2008              29.89                      22.45                      28.53
  07/01/2008         09/30/2008              36.05                      24.22                      26.32
  10/01/2008         12/09/2008              26.47                      11.17                      20.29


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Fluor Corp (FLR)
                                (Dec-00 - Dec-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
  01/01/2005         03/31/2005              31.97                      25.055                     27.715
  04/01/2005         06/30/2005              31.345                     25.535                     28.795
  07/01/2005         09/30/2005              32.885                     28.125                     32.19
  10/01/2005         12/30/2005              39.55                      29.26                      38.63

  01/01/2006         03/31/2006              44.48                      37.495                     42.9
  04/01/2006         06/30/2006              51.925                     41.065                     46.465
  07/01/2006         09/29/2006              47.475                     36.755                     38.445
  09/30/2006         12/29/2006              44.005                     37.02                      40.825

  01/01/2007         03/30/2007              47.5                       37.61                      44.86
  03/31/2007         06/29/2007              56.365                     44.89                      55.685
  06/30/2007         09/28/2007              72.95                      52.15                      71.99
  09/29/2007         12/31/2007              86.075                     63.225                     72.86

  01/01/2008         03/31/2008              77.415                     53.17                      70.58
  04/01/2008         06/30/2008             101.365                     70.005                     93.04
  07/01/2008         09/30/2008              96.45                      46.19                      55.7
  10/01/2008         12/09/2008              56.01                      28.6                       48.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Fastenal Co (FAST)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
  01/01/2005         03/31/2005             31.6147                    27.3293                    27.4285
  04/01/2005         06/30/2005             31.5354                    25.3305                    30.3797
  07/01/2005         09/30/2005             32.8101                    28.614                     30.3003
  10/01/2005         12/30/2005             41.6239                    30.1813                    38.8166

  01/01/2006         03/31/2006             47.3279                    36.2573                    46.9608
  04/01/2006         06/30/2006             48.925                     35.8307                    39.9673
  07/01/2006         09/29/2006             40.7807                    32.9142                    38.2809
  09/30/2006         12/29/2006             42.8044                    34.5113                    35.5926

  01/01/2007         03/30/2007             37.9833                    32.7853                    34.7693
  03/31/2007         06/29/2007             43.3401                    34.1146                    41.5247
  06/30/2007         09/28/2007             52.516                     41.1974                    45.0463
  09/29/2007         12/31/2007             48.9349                    37.1203                    40.0963

  01/01/2008         03/31/2008             46.6236                    32.0115                    45.5621
  04/01/2008         06/30/2008             51.8315                    42.7647                    42.8143
  07/01/2008         09/30/2008             56.0276                    41.4761                    48.9944
  10/01/2008         12/09/2008             48.8952                    30.08                      35.72


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Quanta Services Inc (PWR)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
  01/01/2005         03/31/2005               9                          7.18                       7.63
  04/01/2005         06/30/2005               9.64                       7.5                        8.8
  07/01/2005         09/30/2005              13.14                       8.78                      12.76
  10/01/2005         12/30/2005              14.97                      10.91                      13.17

  01/01/2006         03/31/2006              16.09                      12.24                      16.02
  04/01/2006         06/30/2006              18.92                      14.47                      17.33
  07/01/2006         09/29/2006              18.02                      14.4                       16.86
  09/30/2006         12/29/2006              20.05                      16.32                      19.67

  01/01/2007         03/30/2007              26.04                      18.66                      25.22
  03/31/2007         06/29/2007              32.11                      25.27                      30.67
  06/30/2007         09/28/2007              32.58                      23.36                      26.45
  09/29/2007         12/31/2007              33.42                      23.58                      26.24

  01/01/2008         03/31/2008              26.77                      18.38                      23.17
  04/01/2008         06/30/2008              34.53                      23.4                       33.27
  07/01/2008         09/30/2008              35.39                      22.8                       27.01
  10/01/2008         12/09/2008              26.86                      10.56                      19.22


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about December 31, 2008, which is the second (2nd) business day following the Pricing Date (this settlement cycle being referred to as "T+2"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated December 10, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated December 10, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                       Buffered Reverse Convertible Notes



                                December _, 2008